101 JFK Parkway ☐ Short Hills, NJ 07078
news release
Contact:  Domenick Cama ISBC
(973) 924-5105
dcama@isbnj.com

Investors Bancorp, Inc. Announces Second Quarter Financial Results

Short Hills, N.J. – (PR NEWSWIRE) – July 28, 2011 - Investors Bancorp, Inc. (NASDAQ:ISBC) (“Company”), the holding company for Investors Savings Bank (“Bank”), reported net income of $19.6 million for the three months ended June 30, 2011 compared to net income of $15.3 million for the three months ended June 30, 2010. Net income for the six months ended June 30, 2011 was $37.8 million compared to net income of $28.6 million for the six months ended June 30, 2010. Basic and diluted earnings per share were $0.18 for the three months ended June 30, 2011 compared to $0.14 for the three months ended June 30, 2010. Basic and diluted earnings per share were $0.35 for the six months ended June 30, 2011 compared to $0.26 for the six months ended June 30, 2010.

Kevin Cummings, President and CEO commented on the quarter’s results, “Earnings momentum is strong fueled by loan growth and net interest margin expansion. We continue to keep a watchful eye on credit quality with non-accrual loans at 1.91% of total loans. ”

The following represents performance highlights and significant events that occurred during the period:

•	Net interest margin for the three months ended June 30, 2011 was 3.46%. This represents an increase of 36 basis points compared to prior year quarter and a 9 point increase compared to linked quarter.

•
The return on average equity improved to 8.44% for the three months ended June 30, 2011, compared to 8.00% for the linked quarter and 6.91% for the three months ended June 30, 2010 and improved to 8.23% for the six months ended June 30, 2011 compared to 6.53% for the six months ended June 30, 2010.

•	Net loans increased $562.3 million, or 7.1%, to $8.48 billion at June 30, 2011 from $7.92 billion at December 31, 2010.

•	Efficiency ratio was 44.61% for the three months ended June 30, 2011 and was 45.02% for the six months ended June 30, 2011.

•	Common stock repurchased totaled 450,924 shares during the quarter and 635,201 shares during the six months ended June 30, 2011.

•	The Company maintains a strong tangible capital ratio of 8.86% and is considered well capitalized under regulatory guidelines.

Comparison of Operating Results

Interest and Dividend Income

Total interest and dividend income increased by $12.8 million, or 12.1%, to $118.7 million for the three months ended June 30, 2011 from $105.9 million for the three months ended June 30, 2010.  This increase is attributed to the average balance of interest-earning assets increasing $1.12 billion, or 13.4%, to $9.52 billion for the three months ended June 30, 2011 from $8.40 billion for the three months ended June 30, 2010.  This was partially offset by the weighted average yield on interest-earning assets decreasing 5 basis points to 4.99% for the three months ended June 30, 2011 compared to 5.04% for the three months ended June 30, 2010.

Interest income on loans increased by $14.5 million, or 15.4%, to $108.8 million for the three months ended June 30, 2011 from $94.3 million for the three months ended June 30, 2010, reflecting a $1.36 billion, or 19.5%, increase in the average balance of net loans to $8.32 billion for the three months ended June 30, 2011 from $6.96 billion for the three months ended June 30, 2010.  The increase is primarily attributed to the average balance of multi-family loans and commercial real estate loans increasing $688.1 million and $446.7 million, respectively. This activity is consistent with our strategy to diversify our loan portfolio by adding more multi-family loans and commercial real estate loans.  In addition, we recorded $1.0 million in prepayment penalties for the three months ended June 30, 2011 compared to $78,000 for the three months ended June 30, 2010.  The growth in the loans was partially offset by a 19 basis point decrease in the average yield on loans to 5.23% for the three months ended June 30, 2011 from 5.42% for the three months ended June 30, 2010.

Interest income on all other interest-earning assets, excluding loans, decreased by $1.7 million, or 15.0%, to $9.8 million for the three months ended June 30, 2011 from $11.6 million for the three months ended June 30, 2010.  This decrease reflected a $232.6 million decrease in the average balance of all other interest-earning assets, excluding loans, to $1.20 billion for the three months ended June 30, 2011 from $1.43 billion for the three months ended June 30, 2010.  This was partially offset by the weighted average yield on interest-earning assets, excluding loans, increasing by 5 basis points to 3.28% for the three months ended June 30, 2011 compared to 3.23% for the three months ended June 30, 2010.

Total interest and dividend income increased by $23.4 million, or 11.2%, to $232.4 million for the six months ended June 30, 2011 from $208.9 million for the six months ended June 30, 2010.  This increase is attributed to the average balance of interest-earning assets increasing $1.12 billion, or 13.6%, to $9.38 billion for the six months ended June 30, 2011 from $8.25 billion for the six months ended June 30, 2010.  This was partially offset by the weighted average yield on interest-earning assets decreasing 10 basis points to 4.96% for the six months ended June 30, 2011 compared to 5.06% for the six months ended June 30, 2010.

Interest income on loans increased by $27.0 million, or 14.6%, to $212.3 million for the six months ended June 30, 2011 from $185.3 million for the six months ended June 30, 2010, reflecting a $1.34 billion, or 19.6%, increase in the average balance of net loans to $8.18 billion for the six months ended June 30, 2011 from $6.84 billion for the six months ended June 30, 2010.  The increase is primarily attributed to the average balance of multi-family loans and commercial real estate loans increasing $633.3 million and $477.1 million, respectively. This activity is consistent with our strategy to diversify our loan portfolio by adding more multi-family loans and commercial real estate loans.  In addition, we recorded $1.4 million in prepayment penalties for the six months ended June 30, 2011 compared to $78,000 for the six months ended June 30, 2010.  The growth in the loan portfolio was partially offset by a 23 basis point decrease in the average yield on loans to 5.19% for the six months ended June 30, 2011 from 5.42% for the six months ended June 30, 2010.

Interest income on all other interest-earning assets, excluding loans, decreased by $3.6 million, or 15.1%, to $20.0 million for the six months ended June 30, 2011 from $23.6 million for the six months ended June 30, 2010.  This decrease reflected a $217.7 million decrease in the average balance of all other interest-earning assets, excluding loans, to $1.19 billion for the six months ended June 30, 2011 from $1.41 billion for the six months ended June 30, 2010.  This was partially offset by the weighted average yield on interest-earning assets, excluding loans, increasing by 1 basis point to 3.36% for the six months ended June 30, 2011 compared to 3.35% for the six months ended June 30, 2010.

Interest Expense

Total interest expense decreased by $4.5 million, or 11.0%, to $36.3 million for the three months ended June 30, 2011 from $40.7 million for the three months ended June 30, 2010.  This decrease is attributed to the weighted average cost of total interest-bearing liabilities decreasing 44 basis points to 1.69% for the three months ended June 30, 2011 compared to 2.13% for the three months ended June 30, 2010.  This was partially offset by the average balance of total interest-bearing liabilities increasing by $911.4 million, or 11.9%, to $8.56 billion for the three months ended June 30, 2011 from $7.65 billion for the three months ended June 30, 2010.

Interest expense on interest-bearing deposits decreased $3.1 million, or 13.4% to $19.8 million for the three months ended June 30, 2011 from $22.9 million for the three months ended June 30, 2010.  This decrease is attributed to a 34 basis point decrease in the average cost of interest-bearing deposits to 1.23% for the three months ended June 30, 2011 from 1.57% for the three months ended June 30, 2010 as deposit rates reflect the current interest rate environment.  This was partially offset by the average balance of total interest-bearing deposits increasing $613.5 million, or 10.5% to $6.47 billion for the three months ended June 30, 2011 from $5.85 billion for the three months ended June 30, 2010.  The growth of core deposit accounts, savings, checking and money market, represented 82.5%, or $506.2 million of the increase in the average balance of total interest-bearing deposits.

Interest expense on borrowed funds decreased by $1.4 million, or 8.0%, to $16.4 million for the three months ended June 30, 2011 from $17.8 million for the three months ended June 30, 2010.  This decrease is attributed to the average cost of borrowed funds decreasing 83 basis points to 3.14% for the three months ended June 30, 2011 from 3.97% for the three months ended June 30, 2010 as maturing borrowings repriced at lower interest rates.  This was partially offset by the average balance of borrowed funds increasing by $297.9 million or 16.6%, to $2.09 billion for the three months ended June 30, 2011 from $1.79 billion for the three months ended June 30, 2010.

Total interest expense decreased by $9.7 million, or 11.8%, to $72.2 million for the six months ended June 30, 2011 from $81.9 million for the six months ended June 30, 2010.  This decrease is attributed to the weighted average cost of total interest-bearing liabilities decreasing 46 basis points to 1.72% for the six months ended June 30, 2011 compared to 2.18% for the six months ended June 30, 2010.  This was partially offset by the average balance of total interest-bearing liabilities increasing by $893.4 million, or 11.9%, to $8.42 billion for the six months ended June 30, 2011 from $7.52 billion for the six months ended June 30, 2010.

Interest expense on interest-bearing deposits decreased $6.8 million, or 14.7% to $39.8 million for the six months ended June 30, 2011 from $46.7 million for the six months ended June 30, 2010.  This decrease is attributed to a 40 basis point decrease in the average cost of interest-bearing deposits to 1.23% for the six months ended June 30, 2011 from 1.63% for the six months ended June 30, 2010 as deposit rates reflect the current interest rate environment.  This was partially offset by the average balance of total interest-bearing deposits increasing $720.2 million, or 12.6% to $6.46 billion for the six months ended June 30, 2011 from $5.74 billion for the six months ended June 30, 2010.  The growth of core deposit accounts, savings checking and money market, represented 87.8%, or $632.0 million of the increase in the average balance of total interest-bearing deposits.

Interest expense on borrowed funds decreased by $2.8 million, or 8.0%, to $32.4 million for the six months ended June 30, 2011 from $35.2 million for the six months ended June 30, 2010.  This decrease is attributed to the average cost of borrowed funds decreasing 64 basis points to 3.30% for the six months ended June 30, 2011 from 3.94% for the six months ended June 30, 2010 as maturing borrowings repriced at lower interest rates. This was partially offset by the average balance of borrowed funds increasing by $173.2 million or 9.7%, to $1.96 billion for the six months ended June 30, 2011 from $1.79 billion for the six months ended June 30, 2010.

Net Interest Income

Net interest income increased by $17.3 million, or 26.5%, to $82.4 million for the three months ended June 30, 2011 from $65.1 million for the three months ended June 30, 2010.  The increase was primarily due to the average balance of interest earning assets increasing $1.12 billion to $9.52 billion at June 30, 2011 compared to $8.40 billion at June 30, 2010, as well as a 44 basis point decrease in our cost of interest-bearing liabilities to 1.69% for the three months ended June 30, 2011 from 2.13% for the three months ended June 30, 2010. These were partially offset by the average balance of our interest earning liabilities increasing $911.4 million to $8.56 billion at June 30, 2011 compared to $7.65 billion at June 30, 2010, as well as the yield on our interest-earning assets decreasing 5 basis points to 4.99% for the three months ended June 30, 2011 from 5.04% for the three months ended June 30, 2010. With short term interest rates at historically low levels the cost of our deposits and borrowed funds continued to reprice downward. This had a positive impact on our net interest margin which improved by 36 basis points from 3.10% for the three months ended June 30, 2010 to 3.46% for the three months ended June 30, 2011.

Net interest income increased by $33.1 million, or 26.0%, to $160.2 million for the six months ended June 30, 2011 from $127.1 million for the six months ended June 30, 2010.  The increase was primarily due to the average balance of interest earning assets increasing $1.12 billion to $9.38 billion at June 30, 2011 compared to $8.25 billion at June 30, 2010, as well as a 46 basis point decrease in our cost of interest-bearing liabilities to 1.72% for the six months ended June 30, 2011 from 2.18% for the six months ended June 30, 2010. These were partially offset by the average balance of our interest earning liabilities increasing $893.4 million to $8.42 billion at June 30, 2011 compared to $7.52 billion at June 30, 2010, as well as the yield on our interest-earning assets decreasing 10 basis points to 4.96% for the six months ended June 30, 2011 from 5.06% for the six months ended June 30, 2010. With short term interest rates at historically low levels the cost of our deposits and borrowed funds continued to reprice downward. This had a positive impact on our net interest margin which improved by 34 basis points from 3.08% for the six months ended June 30, 2010 to 3.42% for the six months ended June 30, 2011.

Provision for Loan Losses

Our provision for loan losses was $18.5 million for the three months ended June 30, 2011 compared to $15.5 million for the three months ended June 30, 2010. For the three months ended June 30, 2011, net charge-offs were $10.4 million compared to $6.1 million for the three months ended June 30, 2010. For the six months ended June 30, 2011, our provision for loan losses was $35.5 million compared to $28.5 million for the six months ended June 30, 2010. For the six months ended June 30, 2011, net charge-offs were $19.5 million compared to $11.2 million for the six months ended June 30, 2010. The increase in our provision is due to continued growth in the loan portfolio, specifically the multi-family and commercial real estate portfolios; the increased inherent credit risk in our overall portfolio, particularly the credit risk associated with commercial real estate lending; the level of non-performing loans; and an increase in loan delinquency caused by the adverse economic conditions in our lending area.

The following table sets forth non-accrual loans and accruing past due loans on the dates indicated in conjunction with our quality ratios:

	June 30,		March 31,		December 31,		September 30,		June 30,
	2011		2011		2010		2010		2010
	# of loans	Amount	# of loans	Amount	# of loans	Amount	# of loans	Amount	# of loans	Amount
			(Dollars in millions)

Accruing past due loans:
30 to 59 days past due:
Residential and consumer	84	$18.0	64	$15.3	89	$17.8	83	$20.5	65	$19.0
Construction	1	6.3	-	-	-	-	3	25.4	-	-
Multi-family	1	1.4	-	-	2	4.7	-	-	3	11.7
Commercial	5	6.0	6	4.8	1	0.7	2	1.9	2	0.8
Commercial and industrial	-	-	-	-	1	0.1	2	1.3	3	0.6
Total 30 to 59 days past due	91	31.7	70	20.1	93	23.3	90	49.1	73	32.1
60 to 89 days past due:
Residential and consumer	31	5.9	24	4.0	39	12.1	30	5.6	40	8.0
Construction	-	-	4	13.8	1	7.9	1	1.4	1	2.4
Multi-family	1	2.5	7	25.0	3	12.9	2	11.9	3	0.9
Commercial	2	1.6	1	0.7	1	0.5	-	-	-	-
Commercial and industrial	1	0.1	-	-	2	0.6	2	1.1	3	0.4
Total 60 to 89 days past due	35	10.1	36	43.5	46	34.0	35	20.0	47	11.7
Total accruing past due loans	126	$41.8	106	$63.6	139	$57.3	125	$69.1	120	$43.8

Non-accrual:
Residential and consumer	285	$78.6	281	$80.8	263	$74.7	239	$68.7	210	$60.4
Construction	24	80.1	22	64.2	26	82.8	21	67.1	21	67.6
Multi-family	2	0.7	3	2.7	3	2.7	6	3.5	3	2.7
Commercial	8	3.9	11	4.7	8	3.9	8	4.6	8	4.6
Commercial and industrial	3	0.6	6	2.0	5	1.8	2	1.0	2	0.6
Total Non-accrual Loans	322	$163.9	323	$154.4	305	$165.9	276	$144.9	244	$135.9

Non-accrual loans to total loans		1.91%		1.87%		2.08%		1.94%		1.88%
Allowance for loan loss as a
percent of non-accrual
loans		65.32%		64.04%		54.81%		58.39%		53.23%
Allowance for loan losses as a
percent of total loans		1.25%		1.20%		1.14%		1.13%		1.00%

Total non-accrual loans were $163.9 million at June 30, 2011 compared to $165.9 million at December 31, 2010. At June 30, 2011, there were  3 commercial real estate loans totaling $9.3 million and 14 residential loans totaling $5.5 million which are deemed troubled debt restructurings. These loans are performing under the restructured terms.

The allowance for loan losses increased by $16.0 million to $107.0 million at June 30, 2011 from $90.9 million at December 31, 2010.  Future increases in the allowance for loan losses may be necessary based on the growth of the loan portfolio, the change in composition of the loan portfolio, increasing loan delinquency and the impact of the deterioration of the real estate and economic environments in our lending area.

Non-Interest  Income

Total non-interest income increased by $1.4 million, or 34.0% to $5.5 million for the three months ended June 30, 2011 from $4.1 million for the three months ended June 30, 2010.  The increase is attributed to a $1.6 million increase in fees and service charges to $3.2 million for the three months ended June 30, 2011. These fees are primarily from commercial deposit and loan accounts as well as fees generated from the servicing of third party loan portfolios.  In addition, income on bank owned life insurance increased by $408,000. These increases were partially offset by a $346,000 net loss on the sale of $58.7 million of our mortgage backed securities and a $106,000 loss on the sale of other real estate owned.

Total non-interest income increased by $4.0 million, or 49.0% to $12.1 million for the six months ended June 30, 2011 from $8.1 million for the six months ended June 30, 2010.  The increase is attributed to a $3.4 million increase in fees and service charges to $6.6 million for the six months ended June 30, 2011. These fees are primarily from commercial deposit and loan accounts as well as fees generated from the servicing of third party loan portfolios.  In addition, there was an increase in gain on loan transactions of $426,000 to $3.9 million for the six months ended June 30, 2011.  Income on bank owned life insurance also increased by $536,000. These increases were partially offset by a $346,000 net loss on the sales of $58.7 million of mortgage back securities and a $106,000 loss on the sale of our other real estate owned.

Non-Interest Expenses

Total non-interest expenses increased by $8.5 million, or 27.5%, to $39.2 million for the three months ended June 30, 2011 from $30.8 million for the three months ended June 30, 2010. Compensation and fringe benefits increased $3.3 million as a result of staff additions primarily due to the acquisition of Millennium bcpbank deposit franchise and additional staff to support our continued growth, as well as normal merit increases. Occupancy expense increased $3.3 million as a result of the costs associated with expanding and enhancing our branch network, and costs associated with the relocation of one of our branches.  Data processing expenses increased $657,000 primarily due to increased volume of accounts.

Total non-interest expenses increased by $16.3 million, or 26.7%, to $77.5 million for the six months ended June 30, 2011 from $61.2 million for the six months ended June 30, 2010. Compensation and fringe benefits increased $8.2 million as a result of staff additions primarily from the acquisition of Millennium bcpbank deposit franchise and additional staff to support our continued growth, as well as normal merit increases. Occupancy expense increased $5.1 million as a result of the costs associated with expanding our branch network, and increased costs due to the improvements and costs associated with the relocation of one of our branches. Data processing expenses increased $1.2 million primarily due to increased volume of accounts.

Income Taxes

Income tax expense was $10.6 million for the three months ended June 30, 2011, representing a 35.08% effective tax rate compared to income tax expense of $7.8 million for the three months ended June 30, 2010 representing a 33.76% effective tax rate.

Income tax expense was $21.3 million for the six months ended June 30, 2011, representing a 36.05% effective tax rate compared to income tax expense of $16.9 million for the six months ended June 30, 2010 representing a 37.10% effective tax rate. The decrease in the effective tax rate is due to more revenue generated in states other than New Jersey.

Balance Sheet Summary

Total assets increased by $604.1 million, or 6.3%, to $10.21 billion at June 30, 2011 from $9.60 billion at December 31, 2010.  This increase was largely the result of a $547.2 million increase in our net loans, including loans held for sale, to $8.50 billion at June 30, 2011 from $7.95 billion at December 31, 2010.

Net loans, including loans held for sale, increased by $547.2 million, or 6.9%, to $8.50 billion at June 30, 2011 from $7.95 billion at December 31, 2010.  This increase in loans reflects our continued focus on generating multi-family and commercial real estate loans, which was partially offset by paydowns and payoffs of loans. The loans we originate and purchase are on properties primarily in New Jersey and New York.

We originate residential mortgage loans through our mortgage subsidiary, ISB Mortgage Co. For the six months ended June 30, 2011, ISB Mortgage Co. originated $600.1 million in residential mortgage loans of which $188.0 million were sold to third party investors and $412.1 million remained in our portfolio. We also purchased mortgage loans from correspondent entities including other banks and mortgage bankers. Our agreements with these correspondent entities require them to originate loans that adhere to our underwriting standards. During the six months ended June 30, 2011, we purchased loans totaling $368.9 million from these entities. We also purchase, on a “bulk purchase” basis, pools of mortgage loans that meet our underwriting criteria from several well-established financial institutions in the secondary market. During the six months ended June 30, 2011, we purchased $7.5 million of residential mortgage loans on a “bulk purchase” basis.

Additionally, for the six month period ended June 30, 2011, we originated $408.2 million in multi-family loans, $147.1 million in commercial real estate loans, $63.5 million in construction loans, $56.5 million in commercial and industrial loans, and $55.2 million in consumer and other loans.

At June 30, 2011, total loans were $8.57 billion and included $5.08 billion in residential loans, $1.49 billion in multi-family loans, $1.32 billion in commercial real estate loans, $341.8 million in construction loans, $255.8 million in consumer and other loans, and $83.6 million in commercial and industrial loans.

Securities, in the aggregate, increased by $12.0 million, or 1.1%, to $1.09 billion at June 30, 2011, from $1.08 billion at December 31, 2010. The increase in the portfolio was due to the purchase of $264.2 million of agency issued mortgage backed securities, partially offset by the sale of $58.7 million in non-agency and other mortgage-backed securities, and normal paydowns, calls or maturities during the six months ended June 30, 2011.  The securities sold were comprised of $40.0 million of smaller balance US Agency mortgage-backed securities as well as $18.7 million in lower rated non-agency mortgage-backed securities. The Company continues to hold $45.5 million in its non-agency mortgage backed securities portfolio, of which $43.0 million are rated AAA and $2.5 million are rated AA and all are performing under contractual terms.The amount of stock we own in the Federal Home Loan Bank (FHLB) increased by $37.9 million from $80.4 million at December 31, 2010 to $118.3 million at June 30, 2011 as a result of an increase in our level of borrowings at June 30, 2011. Other assets decreased $9.1 million primarily due to the $5.0 million amortization of the prepaid FDIC insurance premiums.

Deposits increased by $52.0 million, or 0.8%, to $6.83 billion at June 30, 2011 from $6.77 billion at December 31, 2010. This was attributed to an increase in core deposits of $95.5 million or 2.7%, partially offset by a $43.5 million decrease in certificates of deposit.  In May 2011, the Company sold the four branches in Massachusetts acquired from Millennium bcpbank.  These branches held $80.0 million in deposits at December 31, 2010.

Borrowed funds increased $509.0 million, or 27.9%, to $2.34 billion at June 30, 2011 from $1.83 billion at December 31, 2010 to fund our asset growth.

Stockholders’ equity increased $38.4 million to $939.7 million at June 30, 2011 from $901.3 million at December 31, 2010. The increase is primarily attributed to the $37.8 million net income for six months ended June 30, 2011, $4.9 million of compensation cost related to equity incentive plans, partially offset by $8.7 million in purchases of treasury stock.

About the Company

Investors Bancorp, Inc. is the holding company for Investors Savings Bank, which operates from its corporate headquarters in Short Hills, New Jersey, and as of June 30, 2011 had over eighty branch offices located throughout northern and central New Jersey and New York.

 Earnings Conference Call July 29, 2011 at 11:00 a.m. (ET)

 The Company, as previously announced, will host an earnings conference call Friday, July 29, 2011 at 11:00 a.m. (ET). The toll-free dial-in number is: (877) 317-6789. A telephone replay will be available on July 29, 2011 from 1:00 p.m. (ET) through October 31, 2011, 9:00 a.m. (ET). The replay number is (877) 344-7529 password 10001840. The conference call will also be simultaneously webcast on the Company's website www.isbnj.com and archived for one year.

Forward Looking Statements

Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms.  Forward looking statements are subject to numerous risks and uncertainties, as described in our SEC filings, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made.  The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.  The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

INVESTORS BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
June 30, 2011 (Unaudited) and December 31, 2010
	June 30,	December 31,
Assets	2011	2010
	(In thousands)
Cash and cash equivalents	$92,811	76,224
Securities available-for-sale, at estimated fair value	743,348	602,733
Securities held-to-maturity, net (estimated fair value of
$385,272 and $514,223 at June 30, 2011
and December 31, 2010, respectively)	349,963	478,536
Loans receivable, net	8,479,958	7,917,705
Loans held-for-sale	19,966	35,054
Stock in the Federal Home Loan Bank	118,317	80,369
Accrued interest receivable	40,405	40,541
Other real estate owned	225	976
Office properties and equipment, net	58,507	56,927
Net deferred tax asset	132,162	128,210
Bank owned life insurance	111,567	117,039
Intangible assets	39,380	39,004
Other assets	19,594	28,813
Total assets	$10,206,203	9,602,131
Liabilities and Stockholders' Equity
Liabilities:
Deposits	$6,826,923	6,774,930
Borrowed funds	2,335,500	1,826,514
Advance payments by borrowers for taxes and insurance	42,369	34,977
Other liabilities	61,757	64,431
Total liabilities	9,266,549	8,700,852
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 authorized shares;
none issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized;
118,020,280 issued; 112,715,926 and 112,851,127 outstanding
at June 30, 2011 and December 31, 2010, respectively	532	532
Additional paid-in capital	532,294	533,720
Retained earnings	520,547	483,269
Treasury stock, at cost; 5,304,354 and 5,169,153 shares at
June 30, 2011 and December 31, 2010, respectively	(63,628)	(62,033)
Unallocated common stock held by the employee stock
ownership plan	(33,324)	(34,033)
Accumulated other comprehensive loss	(16,767)	(20,176)
Total stockholders' equity	939,654	901,279
Total liabilities and stockholders' equity	$10,206,203	9,602,131

INVESTORS BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)
	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
	(Dollars in thousands, except per share data)
Interest and dividend income:
Loans receivable and loans held-for-sale	$108,837	94,300	212,318	185,328
Securities:
Government-sponsored enterprise obligations	98	174	267	372
Mortgage-backed securities	7,570	9,493	15,145	19,539
Municipal bonds and other debt	1,272	1,009	2,628	1,804
Interest-bearing deposits	6	117	23	190
Federal Home Loan Bank stock	894	778	1,976	1,706
Total interest and dividend income	118,677	105,871	232,357	208,939
Interest expense:
Deposits	19,833	22,906	39,821	46,666
Secured borrowings	16,429	17,818	32,384	35,196
Total interest expense	36,262	40,724	72,205	81,862
Net interest income	82,415	65,147	160,152	127,077
Provision for loan losses	18,500	15,450	35,500	28,500
Net interest income after provision
for loan losses	63,915	49,697	124,652	98,577
Non-interest income
Fees and service charges	3,183	1,610	6,642	3,200
Income on bank owned life insurance	1,067	659	1,716	1,180
Gain on loan transactions, net	1,655	1,737	3,910	3,484
(Loss) gain on securities transactions	(341)	37	(318)	(11)
Loss on sale of other real estate owned, net	(106)	—	(106)	—
Other income	90	96	206	219
Total non-interest income	5,548	4,139	12,050	8,072
Non-interest expense
Compensation and fringe benefits	20,624	17,371	42,674	34,507
Advertising and promotional expense	1,389	1,475	2,766	2,347
Office occupancy and equipment expense	7,637	4,379	13,866	8,735
Federal insurance premiums	2,700	2,475	5,400	5,700
Stationery, printing, supplies and telephone	841	645	1,630	1,280
Professional fees	1,148	1,095	2,159	2,177
Data processing service fees	2,132	1,475	4,064	2,906
Other operating expenses	2,765	1,858	4,974	3,547
Total non-interest expenses	39,236	30,773	77,533	61,199
Income before income tax expense	30,227	23,063	59,169	45,450
Income tax expense	10,604	7,787	21,332	16,864
Net income	$19,623	15,276	37,837	28,586
Basic earnings per share	$0.18	0.14	0.35	0.26
Diluted earnings per share
Weighted average shares outstanding
Basic	108,482,969	110,160,916	108,525,151	110,153,944
Diluted	108,730,300	110,396,858	108,696,361	110,276,464

INVESTORS BANCORP, INC. AND SUBSIDIARIES
Average Balance Sheet and Yield/Rate Information

	For Three Months Ended
	June 30, 2011				June 30, 2010
	Average Outstanding Balance		Interest Earned/Paid	Average Yield/Rate	Average Outstanding Balance		Interest Earned/Paid	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Interest-earning cash accounts	$65,556		$6	0.04%	$226,886		$117	0.21%
Securities available-for-sale	641,283		3,856	2.41%	494,983		3,335	2.70%
Securities held-to-maturity	392,104		5,084	5.19%	633,184		7,341	4.64%
Net loans	8,320,014		108,837	5.23%	6,964,352		94,300	5.42%
Stock in FHLB	100,140		894	3.57%	76,641		778	4.06%
Total interest-earning assets	9,519,097		118,677	4.99%	8,396,046		105,871	5.04%
Non-interest earning assets	403,903				389,090
Total assets	$9,923,000				$8,785,136

Interest-bearing liabilities:
Savings	$1,218,472		$2,433	0.80%	$898,903		$3,449	1.53%
Interest-bearing checking	989,673		1,377	0.56%	971,812		1,738	0.72%
Money market accounts	856,997		1,678	0.78%	688,181		1,646	0.96%
Certificates of deposit	3,400,451		14,345	1.69%	3,293,195		16,073	1.95%
Borrowed funds	2,092,137		16,429	3.14%	1,794,212		17,818	3.97%
Total interest-bearing liabilities	8,557,730		36,262	1.69%	7,646,303		40,724	2.13%
Non-interest bearing liabilities	435,619				254,340
Total liabilities	8,993,349				7,900,643
Stockholders' equity	929,651				884,493
Total liabilities and stockholders' equity	$9,923,000				$8,785,136

Net interest income			$82,415				$65,147

Net interest rate spread				3.29%				2.91%

Net interest earning assets	$961,367				$749,743

Net interest margin				3.46%				3.10%

Ratio of interest-earning assets to total interest-
bearing liabilities	1.11	X			1.10	X

INVESTORS BANCORP, INC. AND SUBSIDIARIES
Average Balance Sheet and Yield/Rate Information

	For Six Months Ended
	June 30, 2011				June 30, 2010
	Average Outstanding Balance		Interest Earned/Paid	Average Yield/Rate	Average Outstanding Balance		Interest Earned/Paid	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Interest-earning cash accounts	$68,288		$23	0.07%	$193,227		$190	0.20%
Securities available-for-sale	612,927		7,178	2.34%	479,911		6,538	2.72%
Securities held-to-maturity	420,976		10,862	5.16%	661,681		15,177	4.59%
Net loans	8,182,968		212,318	5.19%	6,840,581		185,328	5.42%
Stock in FHLB	90,427		1,976	4.37%	75,454		1,706	4.52%
Total interest-earning assets	9,375,586		232,357	4.96%	8,250,854		208,939	5.06%
Non-interest earning assets	407,344				388,036
Total assets	$9,782,930				$8,638,890

Interest-bearing liabilities:
Savings	$1,209,551		$4,994	0.83%	$887,881		$6,878	1.55%
Interest-bearing checking	1,000,641		2,823	0.56%	851,176		3,410	0.80%
Money market accounts	856,332		3,408	0.80%	695,441		3,608	1.04%
Certificates of deposit	3,389,333		28,596	1.69%	3,301,197		32,770	1.99%
Borrowed funds	1,961,010		32,384	3.30%	1,787,771		35,196	3.94%
Total interest-bearing liabilities	8,416,867		72,205	1.72%	7,523,466		81,862	2.18%
Non-interest bearing liabilities	446,483				240,547
Total liabilities	8,863,350				7,764,013
Stockholders' equity	919,580				874,877
Total liabilities and stockholders' equity	$9,782,930				$8,638,890

Net interest income			$160,152				$127,077

Net interest rate spread				3.23%				2.89%

Net interest earning assets	$958,719				$727,388

Net interest margin				3.42%				3.08%

Ratio of interest-earning assets to total interest-
bearing liabilities	1.11	X			1.10	X

INVESTORS BANCORP, INC. AND SUBSIDIARIES
Selected Performance Ratios

	For the Three Months Ended
	June 30,
	2011	2010

Return on average assets	0.79%	0.70%
Return on average equity	8.44%	6.91%
Interest rate spread	3.29%	2.91%
Net interest margin	3.46%	3.10%
Efficiency ratio	44.61%	44.41%
Non-interest expense to average total assets	1.58%	1.40%
Average interest-earning assets to average
interest-bearing liabilities	1.11	1.10

	For the Six Months Ended
	June 30,
	2011	2010

Return on average assets	0.77%	0.66%
Return on average equity	8.23%	6.53%
Interest rate spread	3.23%	2.88%
Net interest margin	3.42%	3.08%
Efficiency ratio	45.02%	45.28%
Efficiency ratio (excluding OTTI and FDIC Special Assessment)	45.02%	42.21%
Non-interest expense to average total assets	1.59%	1.42%
Average interest-earning assets to average
interest-bearing liabilities	1.11	1.10

INVESTORS BANCORP, INC. AND SUBSIDIARY
Selected Financial Ratios and Other Data

	June 30,	December 31,
	2011	2010

Asset Quality Ratios:
Non-performing assets as a percent of total assets	1.61%	1.74%
Non-performing loans as a percent of total loans	1.91%	2.08%
Allowance for loan losses as a percent of non-performing loans	65.26%	54.81%
Allowance for loan losses as a percent of total loans	1.25%	1.14%

Capital Ratios:
Total risk-based capital (to risk weighted assets) (1)	13.28%	13.75%
Tier 1 risk-based capital (to risk weighted assets) (1)	12.02%	12.50%
Tier 1 leverage (core) capital (to adjusted tangible assets) (1)	8.45%	8.56%
Equity to total assets (period end)	9.21%	9.39%
Average equity to average assets	9.40%	10.02%
Tangible capital (to tangible assets)	8.86%	9.02%
Book value per common share	$8.59	$8.23

Other Data:
Number of full service offices	80	82
Full time equivalent employees	889	869

(1) Ratios are for Investors Savings Bank and do not include capital retained at the holding company level.